SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 8, 2003

                         Commission File Number: 0-24097

                        CNL HOSPITALITY PROPERTIES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


              Maryland                               59-3396369
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      (State of organization)                     (I.R.S. Employer
                                                 Identification No.)


450 South Orange Avenue, Orlando, FL                     32801
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(Address of principal executive office)               (Zip Code)


              (407) 650-1000
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(Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On May 8, 2003, CNL Hospitality Properties, Inc. (the "Company") issued a joint press release with RFS Hotel Investors, Inc. ("RFS"), announcing that the Company had entered into an agreement (the "Agreement") under which a wholly-owned subsidiary of the Company will acquire in a cash transaction (i) all of the outstanding common stock of RFS for $12.35 per share in cash and (ii) all of the units of limited partnership interest of RFS Partnership, L.P. held by limited partners for $12.35 per unit, subject to shareholder and limited partner approval and other closing conditions. The Company also agreed to purchase 1,000,000 shares of RFS's common stock at $12.35 per share.

     The Board of Directors of both the Company and RFS have unanimously approved the transaction. A copy of this release is being furnished as Exhibit
99.1 to this Current Report on Form 8-K.

     The Agreement is filed as an exhibit to this report. The foregoing description is qualified in its entirety by reference to the full text of the Agreement.

     There can be no assurance or certainty that the transactions contemplated by the Agreement will be consummated.

     This report contains "forward-looking statements" based on the Company's current expectations and projections about future events. These forward-looking statements relate to the Company's ability to successfully complete its acquisition of RFS. Future events and actual results could differ materially from those identified or contemplated by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)    Not applicable.
          (b)    Not applicable.
          (c)    Exhibits.

                 Exhibit 2.1 Agreement by and among CNL Hospitality Properties, Inc., CNL Acquisition Corp., RFS Hotel Investors, Inc., RFS Partnership, L.P. CNL Rose Acquisition Corp. and CNL Rose Acquisition OP, LP. dated May 8, 2003.

                 Exhibit No. 99.1 Press Release dated May 8, 2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     CNL HOSPITALITY PROPERTIES, INC.


Dated: May 8, 2003                   By:/s/ Thomas J. Hutchison, III
                                        ----------------------------------------
                                        THOMAS J. HUTCHISON, III
                                        Chief Executive Officer


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